UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
__________________________
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
ASCEND WELLNESS HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ASCEND WELLNESS HOLDINGS, INC.
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON
FRIDAY, MAY 3, 2024

TO OUR STOCKHOLDERS:
Notice is hereby given that an annual meeting (the “Meeting”) of the holders of shares of Class A common stock and Class B common stock (together, the “shares of common stock”) of Ascend Wellness Holdings, Inc. (the “Company”) will be held by way of a live audio webcast at https://web.lumiconnect.com/226260758, on Friday, May 3, 2024 at 11:00 a.m. (Eastern Time) for the following purposes:
1.to elect the six nominees for director to serve on the board of directors of the Company;
2.to ratify the appointment of Macias Gini & O’Connell LLP as the independent registered public accounting firm of the Company; and
3.to transact such other business as may properly be brought before the Meeting or any adjournment(s) or postponement(s) thereof.
The accompanying proxy statement (the “proxy statement”) provides additional information relating to the matters to be dealt with at the Meeting, including detailed instructions for the Meeting, and forms a part of this Notice of Meeting.
The board of directors of the Company has fixed March 4, 2024 as the record date for the Meeting. Stockholders of record at the close of business on this date are entitled to notice of the Meeting and to vote thereat or at any adjournment or postponement thereof.
Meeting Format
The Company will be hosting an entirely virtual annual meeting of stockholders in 2024. Stockholders will not be able to attend the Meeting in person. We are excited to continue to provide expanded access, improved communication, and cost savings for our stockholders and the Company. We believe hosting a virtual meeting helps enable greater stockholder attendance at the annual meeting by allowing stockholders that might not otherwise be able to travel to a physical meeting to attend online and participate from any location around the world.
The Meeting will be conducted as a virtual-only meeting of stockholders by way of a live audio webcast through the Lumi/AST Virtual AGM platform (the “Virtual Platform”). If you are a registered stockholder, you can attend the Meeting online at https://web.lumiconnect.com/226260758 by clicking “I have a control number” and then entering your unique 12-digit control number located on your form of proxy and the password “ascend2024” (case sensitive). You will have the ability to submit questions during the Meeting via the Virtual Platform. Beneficial stockholders (being stockholders who hold their shares of common stock through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary) who have not duly appointed themselves as proxyholder will be able to attend as a guest and view the webcast but not be able to participate or vote at the Meeting.
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If you are a registered stockholder and choose to vote at the Meeting rather than through the use of the provided form of proxy and below instructions, or should you desire to vote at the Meeting after completing and submitting the form of proxy, thereby overriding your selections contained therein, you are able to do so through the Virtual Platform by voting on the left-hand side of the screen or as otherwise directed during the Meeting, which will become available to you when the voting portion of the Meeting opens. Your results will be instantaneously tabulated and included in the final Scrutineer’s Report, which will become available to the Company once the voting portion of the Meeting has closed. See “Instructions for the Meeting” on page 5 of the proxy statement for detailed instructions on how to vote at the Meeting.
If a stockholders receives more than one form of proxy because such holder owns shares of common stock of different classes or registered in different names or addresses, each form of proxy should be completed and returned. If you are a registered stockholder and receive these materials through your broker or through another intermediary, please complete and return the form of proxy or voting instruction form in accordance with the instructions provided to you by your broker or by the other intermediary
Notice and Access
The Company has elected to use the notice-and-access provisions under National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (the “Notice-and-Access Provisions”). The Notice-and-Access Provisions are a set of rules developed by the Canadian Securities Administrators that reduce the volume of materials that must be physically mailed to stockholders by allowing the Company to post the proxy statement and any additional materials online. The notice you received regarding the Internet availability of our proxy materials (the “Notice”) provides instructions on how to access our proxy materials and cast your vote via the Internet, by telephone, or by mail.
Stockholders will still receive the Notice and a form of proxy and may choose to receive a paper copy of (i) the proxy statement; (ii) the Company’s Annual Report on Form 10-K, together with any document, or the pertinent pages of any document, incorporated therein by reference, and/or (iii) the Company’s audited financial statements for the most recently completed financial year, together with the report of the auditor thereon, and any interim financial statements of the Company subsequent to the financial statements for the Company’s most recently completed financial year.
The Company will not use the procedure known as “stratification” in relation to the use of Notice-and-Access Provisions. Stratification occurs when a reporting issuer using the Notice-and-Access Provisions provides a paper copy of the proxy statement to some stockholders with this notice package. In relation to the Meeting, all stockholders will receive the required documentation under the Notice-and-Access Provisions, which will not include a paper copy of the proxy statement.
Please review the proxy statement carefully and in full prior to voting, as the proxy statement has been prepared to help you make an informed decision on the matters to be acted upon. The proxy statement and other meeting materials are available on the website of the Company’s transfer agent, Odyssey Trust Company at https://odysseytrust.com/client/ascend-wellness-holdings-inc/, and under the Company’s profile on SEDAR+ at www.sedarplus.ca and on the SEC’s website at www.sec.gov. Any stockholder who wishes to receive a paper copy of the proxy statement should contact Odyssey Trust Company (Canada) at (888) 290-1175 (within North America) or (587) 885-0960 (outside of North America) or shareholders@odysseytrust.com. Any requests for material received before the meeting date should be fulfilled within five business days. Stockholders may also use the toll-free number noted above to obtain additional information about the Notice-and-Access Provisions.
Stockholders who cannot attend the Meeting may vote by proxy. Instructions on how to complete and return the proxy are provided with the form of proxy and are described in the proxy statement. To be valid, proxies must be received by Odyssey Trust Company by mail at 702 - 67 Yonge Street, Toronto, ON M5E 1J8, by fax to (800) 517-4553 (toll-free), by email to shareholders@odysseytrust.com, or by internet voting through https://login.odysseytrust.com/pxlogin, no later than 12:00 p.m. (Eastern Time) on April 30, 2024, or if the Meeting is adjourned, no later than 11:00 a.m. on the second business day preceding the day to which the Meeting is adjourned.
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We encourage you to log into the Meeting at least 15 minutes prior to the commencement of the Meeting. You may begin to log into the Virtual Platform beginning at 10:00 a.m. (Eastern Time) on May 3, 2024. The Meeting will begin promptly at 11:00 a.m. (Eastern Time) on May 3, 2024. If you encounter any difficulties with the Virtual Platform on the day of the Meeting, please go to https://www.lumiglobal.com/faq for frequently asked questions and click on the support button for assistance or please call Odyssey at (888) 290-1175 (within North America) or (587) 885-0960 (outside of North America). Support will be available starting at 7:00 a.m. (Eastern Time) on May 3, 2024 and will remain available until the Meeting has finished.
The proxy statement provides additional detailed information relating to the matters to be dealt with at the Meeting and is supplemental to, and expressly made a part of, this Notice of Meeting. Additional information about the Company and its financial statements are also available under the Company’s profile on SEDAR+ at www.sedarplus.ca and on the SEC’s website at www.sec.gov.
Dated at New York, NY this 2nd day of April, 2024.
BY ORDER OF THE BOARD OF DIRECTORS

Abner Kurtin
Executive Chairman

YOUR VOTE IS VERY IMPORTANT. PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY OVER THE INTERNET, BY TELEPHONE, OR MAIL.
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PROXY STATEMENT OF ASCEND WELLNESS HOLDINGS, INC.

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PROXY STATEMENT
The information contained in this proxy statement (“proxy statement”) is furnished in connection with the solicitation of proxies to be used at the annual meeting of holders (“stockholders”) of Class A common stock and Class B common stock (together, “shares of common stock”) of Ascend Wellness Holdings, Inc. (the “Company”) to be held by way of a live audio webcast through the Lumi/Odyssey Virtual AGM platform (the “Virtual Platform”) at https://web.lumiconnect.com/226260758, password “ascend2024” (case-sensitive), on Friday, May 3, 2024 at 11:00 a.m. (Eastern Time) (the “Meeting”), and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.
The Company will be hosting an entirely virtual annual meeting of stockholders in 2024. We are excited to continue to provide expanded access, improved communication, and cost savings for our stockholders and the Company. We believe hosting a virtual meeting helps enable greater stockholder attendance at the annual meeting by allowing stockholders that might not otherwise be able to travel to a physical meeting to attend online and participate from any location around the world.
The Meeting will be conducted solely as a virtual-only meeting of stockholders via a live audio webcast through the Virtual Platform. Registered stockholders or duly appointed proxyholders can attend the Meeting online at https://web.lumiconnect.com/226260758 by clicking “I have a control number” and entering your unique 12-digit control number located on your form of proxy, followed by the password “ascend2024” (case-sensitive). You will have the ability to submit questions during the Meeting via the Virtual Platform. See “Instructions for the Meeting,” below. It is expected that the solicitation will be made primarily by mail on or about April 2, 2024, but proxies may also be solicited personally by directors, officers or regular employees of the Company. The solicitation of proxies by this proxy statement is being made by or on behalf of management of the Company. The total cost of the solicitation will be borne by the Company.
Except as otherwise indicated, information in this proxy statement is given as of March 26, 2024.
NOTICE-AND-ACCESS
The Company has elected to use the notice-and-access provisions under National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (the “Notice-and-Access Provisions”). The Notice-and-Access Provisions are a set of rules developed by the Canadian Securities Administrators that reduce the volume of materials that must be physically mailed to stockholders by allowing the Company to post the proxy statement and any additional materials online. The notice you received regarding the Internet availability of our proxy materials (the “Notice”) provides instructions on how to access our proxy materials and cast your vote via the Internet, by telephone or by mail.
Stockholders’ access to our proxy materials via the Internet is more environmentally friendly as it will help reduce paper use and will also reduce the cost of printing and mailing the proxy materials to stockholders. Stockholders will still receive the Notice and a form of proxy and may choose to receive a paper copy of (i) the proxy statement; (ii) the Company’s Annual Report on Form 10-K, together with any document, or the pertinent pages of any document, incorporated therein by reference, and/or (iii) the Company’s audited financial statements for the most recently completed financial year, together with the report of the auditor thereon, and any interim financial statements of the Company subsequent to the financial statements for the Company’s most recently completed financial year.
Please review the proxy statement carefully and in full prior to voting, as the proxy statement has been prepared to help you make an informed decision on the matters to be acted upon. The proxy statement and other meeting materials are available on the website of the Company’s transfer agent, Odyssey Trust Company at https://odysseytrust.com/client/ascend-wellness-holdings-inc/, and under the Company’s profile on SEDAR+ at www.sedarplus.ca and on the SEC’s website at www.sec.gov. Any stockholder who wishes to receive a paper copy of the proxy statement should contact Odyssey Trust Company (Canada) at (888) 290-1175 (within North America) or (587) 885-0960 (outside of North America) or shareholders@odysseytrust.com. Any requests for material received before the meeting date should be fulfilled within three business days. Stockholders may also use the toll-free number noted above to obtain additional information about the Notice-and-Access Provisions.
The Company will not use the procedure known as “stratification” in relation to the use of Notice-and-Access Provisions. Stratification occurs when a reporting issuer using the Notice-and-Access Provisions provides a paper copy of the proxy statement to some stockholders with this notice package. In relation to the Meeting, all stockholders will receive the required documentation under the Notice-and-Access Provisions, which will not include a paper copy of the proxy statement.
The holders of a majority of the voting power of the stock issued and outstanding shall constitute a quorum for the transaction of business at all meetings of stockholders. In the event that a quorum is not present at the time fixed for holding the Meeting, the Meeting shall stand adjourned to such date and to the same day in the next week at the same time and place.
Registered stockholders and beneficial stockholders who have previously provided standing instructions to receive a physical copies of the proxy materials will receive by mail the Notice and Access Package, the proxy statement and the Notice of Meeting.
APPOINTMENT AND REVOCATION OF PROXIES
The persons named in the form of proxy accompanying this proxy statement are officers and/or directors of the Company (the “Nominees”). A stockholder of the Company has the right to appoint a person other than the persons specified in such form of proxy and who need not be a stockholder of the Company to attend and act for the stockholder and on the stockholder’s behalf at the Meeting. Such right may be exercised by striking out the names of the persons specified in the proxy, inserting the name of the person to be appointed in the blank space provided in the proxy, signing the proxy and returning it in the reply envelope by mail, or submitting it through the Internet, in the manner set forth in the accompanying Notice of Meeting.
Stockholders who wish to appoint a person other than the Nominees identified in the form of proxy or voting instruction form (including a non-registered stockholder who wishes to appoint themselves to attend the Meeting) must carefully follow the instructions in the attached proxy statement and on their form of proxy or voting instruction form. These instructions include the additional step of registering such proxyholder with our transfer agent, Odyssey Trust Company (“Odyssey”), after submitting the form of proxy or voting instruction form. Failure to register the proxyholder with Odyssey will result in the proxyholder not receiving a control number to participate in the Meeting and only being able to attend as a guest. Guests will be able to listen to the Meeting but will not be able to vote.
You must complete the additional step of registering the proxyholder by emailing Odyssey at shareholders@odysseytrust.com by no later than 12:00 p.m. (Eastern Time) on April 30, 2024.
A stockholder of the Company who has given a proxy may revoke it by an instrument in writing, including another completed form of proxy, executed by the stockholder or the stockholder’s attorney authorized in writing, deposited at the registered office of the Company, or at the offices of Odyssey by mail to 702 - 67 Yonge Street, Toronto, ON M5E 1J8, by email to shareholders@odysseytrust.com, by fax to (800) 517-4553, or by internet voting through https://login.odysseytrust.com/pxlogin, up to 12:00 p.m. (Eastern Time) on the third business day preceding the date of the Meeting, or any adjournment thereof.
VOTING OF SHARES REPRESENTED BY MANAGEMENT PROXIES
The Nominees named in the enclosed form of proxy will vote the shares of common stock in respect of which they are appointed by proxy on any ballot that may be called for in accordance with the instructions thereon. If a stockholder of the Company specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In the absence of such instructions, such shares will be voted in favor of each of the matters referred to herein.

The enclosed form of proxy confers discretionary authority upon the Nominees named therein with respect to amendments to or variations of matters identified in the Notice of Meeting and with respect to other matters, if any, which may properly come before the Meeting. At the date of this proxy statement, the management of the Company knows of no such amendments, variations, or other matters to come before the Meeting. However, if any other matters which are not now known to management should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgement of the named proxy holder.
VOTING BY NON-REGISTERED STOCKHOLDERS
Only registered stockholders or the persons they appoint as their proxies are permitted to vote at the Meeting. However, in many cases, the shares of common stock owned by a person (a “non-registered owner”) are registered either (a) in the name of an intermediary (an “Intermediary”) that the non-registered owner deals with in respect of the common stock (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered savings plans, registered retirement income funds, registered education savings plans and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited in Canada (“CDS”) or The Depository Trust Company in the United States) of which the Intermediary is a participant.
In accordance with applicable laws, non-registered owners who have advised their Intermediary that they do not object to the Intermediary providing their ownership information to issuers whose securities they beneficially own (“Non-Objecting Beneficial Owners” or “NOBOs”) will receive by mail: (i) a voting information form which is not signed by the Intermediary and which, when properly completed and signed by the non-registered holder and returned to the Intermediary or its service company, will constitute voting instructions (a “Voting Instruction Form”); (ii) a letter from the Company with respect to the notice and access procedure; and (iii) the request for financial statements form (collectively, the “Notice and Access Package”). The proxy statement and the Notice of Meeting may be found at and downloaded from https://odysseytrust.com/client/ascend-wellness-holdings-inc/.
NOBOs who have standing instructions with the Intermediary for physical copies of the proxy statement will receive by mail the Notice and Access Package, the proxy statement and the Notice of Meeting.
Intermediaries are required to forward the Notice and Access Package to non-registered owners who have advised their Intermediary that they object to the Intermediary providing their ownership information (“Objecting Beneficial Owners,” or “OBOs”) unless an OBO has waived the right to receive them. Often, Intermediaries will use service companies to forward proxy-related materials to OBOs. Management of the Company intends to pay for Intermediaries to forward the Notice and Access Package to OBOs. Generally, OBOs who have not waived the right to receive proxy-related materials will either:
(i)    be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile stamped signature), which is restricted as to the number and class of securities beneficially owned by the OBO but which is not otherwise completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the non-registered owner when submitting the proxy. In this case, the OBO who wishes to vote by proxy should otherwise properly complete the form of proxy and deliver it as specified; or
(ii)    be given a Voting Instruction Form which the Intermediary must follow. The OBO should properly complete and sign the Voting Instruction Form and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.
In either case, the purpose of this procedure is to permit non-registered owners to direct the voting of the common stock they beneficially own. Should a non-registered owner who receives either form of proxy wish to vote at the Meeting if a ballot is called, the non-registered owner should strike out the persons named in the form of proxy and insert the non-registered owner’s name in the blank space provided. Non-registered owners should carefully follow the instructions of their Intermediary including those regarding when and where the form of proxy or Voting Instruction Form is to be delivered.

BROKER NON-VOTES AND ABSTENTIONS
In the United States, brokers and other intermediaries holding shares in street name for their customers are generally required to vote the shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote the securities at their discretion on routine matters, but not on non-routine matters. Other than the proposal for the ratification of the appointment of Macias Gini and O’Connell LLP (“MGO”) as our auditors for the fiscal year ended December 31, 2024, all of the other matters to be voted on at the Meeting are non-routine matters and brokers may not vote the securities held in street name for their customers in relation to these items of business without direction from their customers.
The absence of a vote on a non-routine matter is referred to as a broker non-vote. Any broker non-votes will have no impact in the election of directors or any other matter to be voted on at the Meeting. For purposes of the Company’s majority voting requirements set forth in its bylaws which apply to all matters to be voted on at the Meeting, except for the vote of directors, a broker non-vote is not considered to be a vote withheld.
An “ABSTAIN” vote, which is available for Proposal 2, will have the effect of a vote “AGAINST” that proposal.
The holders of a majority of the voting power of the stock issued and outstanding shall constitute a quorum for the transaction of business at all meetings of stockholders. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.
VOTE REQUIRED

On Proposal 1, the election of directors, stockholders may vote “FOR” one or more of the nominees or “WITHHOLD” their vote for one or more nominees. Director candidates must be approved by a plurality of the shares present in person or by proxy at the Meeting and entitled to vote on the election of directors. A plurality means that if stockholders are electing six directors, the six director nominees receiving the highest number of votes will be elected. Stockholders do not have the right to cumulate their vote for directors.
On Proposal 2, stockholders may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting on such proposal. An “ABSTAIN” vote, which is available for Proposal 2, will have the effect of a vote “AGAINST” that proposal.
Except in respect of matters relating to the election of directors, or as otherwise provided in our certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the Meeting and entitled to vote on the subject matter.
DISTRIBUTION OF MEETING MATERIALS TO NON-OBJECTING BENEFICIAL OWNERS
The Notice and Access Package is being sent to both registered and non-registered owners of the securities using notice and access pursuant to applicable laws. Electronic copies of the proxy statement and the Notice of Meeting may be found and downloaded from https://odysseytrust.com/client/ascend-wellness-holdings-inc/. If you are a NOBO, and the Company or its agent has sent the Notice and Access Package directly to you, your name, address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf.
The Company (and not the Intermediary holding on your behalf) has assumed responsibility for (i) delivering the Notice and Access Package to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.
VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES
The authorized capital of the Company consists of 750,000,000 shares of Class A common stock, $0.001 par value per share (“Class A Common Shares”), 100,000 shares of Class B common stock, $0.001 par value per share (“Class B Common Shares”), and 10,000,000 shares of preferred stock, $0.001 par value per share. As of March 4, 2024, the Company had issued and outstanding 209,420,011 Class A Common Shares, 65,000 Class B Common Shares, and no preferred shares.
The Company will make a list of all persons who are registered holders of Class A Common Shares and Class B Common Shares as of the close of business on March 4, 2024 (the “Record Date”) and the number of Common Shares registered in the name of each person on that date. Each stockholder as of the Record Date is entitled to one vote for each Class A Common Share registered in their name as it appears on the list on all matters which come before the Meeting. Each stockholder as of the Record Date is entitled to 1,000 votes for each Class B Common Share registered in their name as it appears on the list on all matters which come before the Meeting. The Class B Common Shares are convertible into Class A Common Shares on a one-for-one basis at any time at the option of the holders thereof and automatically in certain other circumstances. The Class A Common Shares may be considered “restricted securities” within the meaning of such term under applicable Canadian securities laws, given the different voting rights attached to the Class A Common Shares relative to the Class B Common Shares. As of the Record Date, the outstanding Class A Common Shares represent 76% and the Class B Common Shares represent 24%, in each case, of the aggregate voting rights attached to the outstanding shares of common stock of the Company. The Class A Common Shares and the Class B Common Shares are substantially identical with the exception of the multiple voting and conversion rights attached to the Class B Common Shares.
To the knowledge of the directors and named executive officers (defined below) of the Company, as of March 4, 2024, except for AGP Partners, LLC and Abner Kurtin, as set out forth in our beneficial ownership table below, no person beneficially owns or exercises control or direction over securities carrying more than 10% of the voting rights attached to any class of outstanding voting securities of the Company entitled to be voted at the Meeting. See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” below.
INSTRUCTIONS FOR THE MEETING
This year, the Meeting will be in a completely virtual format. There will be no physical Meeting location. The Meeting will be conducted by way of a live audio webcast through the Virtual Platform.
Instructions on Voting at the Meeting
Registered stockholders and duly appointed proxyholders will be able to attend the Meeting and vote in real time, provided they are connected to the internet and follow the instructions in this proxy statement. Non-registered stockholders who have not duly appointed themselves as proxyholder will be able to attend the Meeting as guests but will not be able to vote at the Meeting.
Stockholders who wish to appoint a person other than the Nominees identified in the form of proxy or voting instruction form (including a non-registered stockholder who wishes to appoint themselves to attend the Meeting) must carefully follow the instructions in this proxy statement and on their form of proxy or voting instruction form. These instructions include the additional step of registering such proxyholder with our transfer agent, Odyssey, after submitting the form of proxy or voting instruction form. Failure to register the proxyholder with Odyssey will result in the proxyholder not receiving a control number to participate in the Meeting and only being able to attend as a guest. Guests will be able to listen to the Meeting but will not be able to vote.
We encourage you to log into the Meeting at least 15 minutes prior to the commencement of the Meeting. You may begin to log into the Meeting Virtual Platform beginning at 10:00 a.m. (Eastern Time) on May 3, 2024. The Meeting will begin promptly at 11:00 a.m. (Eastern Time) on May 3, 2024.
How to Vote
You have two ways to vote your shares:
•by submitting your form of proxy or other voting instruction form as per instructions indicated; or

•during the Meeting by online voting, when called for, through the Virtual Platform.
Registered stockholders and duly appointed proxyholders (including non-registered stockholders who have duly appointed themselves as proxyholder) that attend the Meeting online will be able to vote online, when called for, during the Meeting through the Virtual Platform.
Guests (including non-registered stockholders who have not duly appointed themselves as proxyholder) can log into the Meeting as set out below. Guests will be able to listen to the Meeting but will not be able to vote during the Meeting.
To Access and Vote at the Meeting:
•Step 1: Log into the Virtual Platform online at https://web.lumiconnect.com/226260758
•Step 2: Follow these instructions:
Registered stockholders: Click “I have a control number” and then enter your unique 12-digit control number and password “ascend2024” (case-sensitive). The 12-digit number located on the form of proxy received from Odyssey is your control number. If you use your control number to log into the Meeting, any vote you cast at the Meeting will revoke any proxy you previously submitted. If you do not wish to revoke a previously submitted proxy, you should not vote during the Meeting.
Duly appointed proxyholders: Click “I have a control number” and then enter your unique 12-digit control number and the password “ascend2024” (case sensitive). Proxyholders who have been duly appointed and registered with Odyssey as described in this proxy statement will receive a control number by email from Odyssey after the proxy voting deadline has passed.
Guests: Click “Guest” and then complete the online form.
It is your responsibility to ensure internet connectivity for the duration of the Meeting and you should allow ample time to log into the Virtual Platform before the Meeting begins.
Non-Registered Stockholders/Appointees Obtaining a Control Number to Vote During the Meeting
You must complete the additional step of registering the proxyholder by emailing shareholders@odysseytrust.com to register their appointment no later than 12:00 p.m. (Eastern Time) on April 30, 2024. Failing to register your proxyholder online will result in the proxyholder not receiving a control number, which is required to vote at the Meeting.
Non-registered stockholders who have not duly appointed themselves as proxyholder will not be able to vote at the Meeting but will be able to participate as a guest.
Submission of Questions
You may submit questions during the Meeting if in receipt of a Control Number. Once logged into the Virtual Platform at https://web.lumiconnect.com/226260758, you may type and submit any questions you have where indicated.
Questions pertinent to Meeting matters will be answered during the Meeting, subject to time constraints and at management’s discretion. Questions regarding personal matters or questions that are not pertinent to Meeting matters will not be answered.
If you encounter any difficulties with the Virtual Platform on the day of the Meeting, please go to https://www.lumiglobal.com/faq for frequently asked questions and click on the support button for assistance or please call Odyssey at (888) 290-1175 (within North America) or (587) 885-0960 (outside of North America). Support will be available starting at 7:00 a.m. (Eastern Time) on May 3, 2024 and will remain available until the Meeting has finished.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON
To the knowledge of the directors and executive officers of the Company and except as set out herein, no director or executive officer of the Company, any proposed nominee for election as director of the Company, or any associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, other than the election of directors.
NON-GAAP MEASURES
Financial information presented in this proxy statement are presented in United States dollars (“$”), unless otherwise indicated.
This proxy statement makes reference to certain non-GAAP measures, including Adjusted EBITDA, which measures are not recognized measures under United States generally accepted accounting principles (“GAAP”), do not have a standardized meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other issuers. However, the Company believes that these measures are useful to assist readers in evaluating the performance of the Company.
Management calculates Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax expense; other (income) expense; interest expense; depreciation and amortization; depreciation and amortization included in cost of goods sold; non-cash inventory adjustments; equity-based compensation; equity-based compensation included in cost of goods sold; start-up costs; start-up costs included in cost of goods sold; transaction-related and other non-recurring expenses; litigation settlement; and gain or loss on sale of assets. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of the business. Non-GAAP financial measures may be considered in addition to the results prepared in accordance with GAAP, but they should not be considered a substitute for, or superior to, GAAP results.
For more information regarding the non-GAAP measures used by the Company, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

OVERVIEW OF MATTERS TO BE ACTED UPON AT THE MEETING
Our Board unanimously recommends that you vote “FOR” each of the matters referred to herein.
Proposal 1 - Election of Directors
The board of directors of the Company (the “Board”) may consist of such number of members as the Board shall designate from time to time. Directors are elected on an annual basis and serve until their successors are duly elected and qualified. The Board is currently composed of six directors, and the Board is proposing that the following six directors be elected at the Meeting: Abner Kurtin, John Hartmann, Francis Perullo, Scott Swid, Josh Gold, and Samuel Brill.
The Company has adopted an advance notice requirement in its bylaws for nominations of directors by stockholders. Among other things, the advance notice requirement fixes a deadline by which stockholders must submit to the Company a notice of director nominations prior to any annual or special meeting of stockholders at which directors are to be elected and sets forth the information that a stockholder must include in the notice for it to be valid. As of the date hereof, the Company has not received notice of any director nominations in connection with the Meeting. As the date to receive notice for a director nomination has passed, no director nominations may be made other than those set out in this proxy statement.
Our stockholders do not have the ability to cumulate votes for the election of directors. Director candidates must be approved by a plurality of the shares present in person or by proxy at the Meeting and entitled to vote on the election of directors. A plurality means that if stockholders are electing six directors, the six director nominees receiving the highest number of votes will be elected. Stockholders do not have the right to cumulate their vote for directors. Except in respect of matters relating to the election of directors, or as otherwise provided in our certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the Meeting and entitled to vote on the subject matter.
The following table provides the names of and information for the nominees for election as directors of the Company (the “Nominees”). The persons named in the enclosed form of proxy intend to vote “FOR” the election of each of the Nominees. The Board does not contemplate that any of the Nominees will be unable to serve as a director. All directors so elected will hold office until the next annual meeting of stockholders or until their successors are elected or appointed, unless their office is vacated earlier in accordance with the bylaws of the Company or the provisions of the Delaware General Corporation Law. Unless otherwise indicated, the address of each director in the table set forth below is care of Ascend Wellness Holdings, Inc., 1411 Broadway, 16th Floor, New York, NY 10018.
The following table sets out the name of each current director, each proposed by the Board to be nominated for re-election as a director of the Company at the Meeting, their respective positions, and the period during which they have served as a director of the Company.

Name	Position(s)	Director Since	Age
Abner Kurtin	Executive Chairman	2018	57
John Hartmann	Director, Chief Executive Officer	2023	60
Samuel Brill	Lead Independent Director, Corporate Governance and Compensation Committee Chair	2023	50
Scott Swid	Director, Audit Committee Chair	2018	56
Josh Gold	Director	2022	53
Francis Perullo	Director, Executive Vice President of Corporate Affairs	2018	47
Director Biographies
The biographies of the proposed nominees for the Board are set out below:

Abner Kurtin
Mr. Kurtin has served on our Board since May 2018, transitioning from Chair to Executive Chairman in September 2022. Mr. Kurtin previously served as our Chief Executive Officer since our founding in 2018 to September 2022, and as our President from May 2018 to February 2022. Prior to founding our Company, Mr. Kurtin founded K Capital Partners, a multibillion-dollar hedge fund, in 2000 and served with the company through April 2009, and was managing member of Ca2 Group, a high-end real estate development firm in Massachusetts, from January 2010 to January 2018. He started his career at The Baupost Group as a Managing Director. He previously served as a member of the President’s Council of Massachusetts General Hospital and Chairman of the Hill House. Mr. Kurtin holds an undergraduate degree from Tufts University and a M.B.A. from Harvard University. Mr. Kurtin is qualified to serve as a director due to his in-depth knowledge of the cannabis industry and our Company.
John Hartmann
Mr. Hartmann was appointed to our Board in May 2023, when he joined the Company as Chief Executive Officer. Mr. Hartmann is the former President of buybuyBaby and Chief Operating Officer of Bed Bath & Beyond from May 2020 to August 2022. Previously, from 2013 to May 2020, he was the President & Chief Executive Officer at True Value Company, a privately owned U.S. hardware wholesaler and manufacturer. Mr. Hartmann also led New Zealand-based Mitre 10 as Chief Executive Officer from 2010 to 2013, and held various executive positions at HD Supply, The Home Depot, and Cardinal Health. Prior to his corporate career, he served as a special agent of the Federal Bureau of Investigation. In addition to serving on the Board of the Boyd Group Services, Inc. (TSX: BYD) since June 2020, Mr. Hartmann currently serves as an Independent Director of Freedom VCM Holdings, owners of The Vitamin Shoppe, American Freight, and Pet Supplies Plus, amongst others. Mr. Hartmann previously served on the Board and Audit Committee of AmeriGas Partners, L.P., prior to its acquisition by UGI Corporation, and the Board of HD Supply. Mr. Hartmann holds an undergraduate degree from the Rochester Institute of Technology and a JD from Syracuse University College of Law. Mr. Hartmann is qualified to serve as a director due to his experience serving on the boards of public and private companies, in corporate finance and business operations, and his knowledge and experience in the consumer services and retail industries.
Samuel Brill
Mr. Brill has served on our Board since May 2023, when he was also appointed as Lead Independent Director. Mr. Brill has served as the President and Chief Investment Officer of Seventh Avenue Investments, LLC (“SAI”) since August 2017. At SAI, Mr. Brill manages all aspects of the private equity business of a single-family office in New York City with a multibillion-dollar asset portfolio. Before joining SAI, Mr. Brill was the Chief Investment Officer and Portfolio Manager of Weismann Capital, a single-family office in Stamford, CT. Prior to joining Weismann in November 2003, Mr. Brill was the Chief Operating Officer and a Director of Amedia Networks (formerly TTR Technologies), a publicly-traded technology company. Prior to joining Amedia in November 2001, Mr. Brill was a senior financial analyst at JDS Capital Management, a hedge fund that was also the largest shareholder of TTR, which he joined as the first employee in February 1998. Since February 2024, Mr. Brill has served as Chairman of the Board and Chair of the Audit Committee of Invacare Holdings Corporation (OTC: IVCRQ), a global leader in the manufacturing and distribution of medical products. He has served on numerous public and private boards and committees, including the Investment Committee of NewLake Capital Partners, Inc. (OTCQX: NLCP), a cannabis REIT. Mr. Brill received a B.S. in Finance from Touro University. Mr. Brill is qualified to serve as a director due to his experience in capital markets, corporate finance, investment banking, and business operations and his knowledge and experience in the cannabis industry.
Scott Swid
Mr. Swid has served on our Board since September 2018. Mr. Swid is the general partner and Managing Owner of Monaco Sports Group (formerly known as Venturi Grand Prix). He is the general partner and Managing Member of SLS Management (“SLS”). Prior to starting SLS in 1999, Mr. Swid was a senior portfolio manager at Kingdon Capital Management Company and an analyst at Perry Capital. Scott is a member of the Advisory Council for Stanford University’s Freeman Spogli Institute for International Studies and member of the Board of Directors at the Henry Street Settlement. Mr. Swid is also a member of the Council on Foreign Relations. Mr. Swid received a

MBA from Harvard Business School and a B.A. in History from Stanford University. Mr. Swid is qualified to serve as a director due to his experience in the financial services industry and his knowledge and experience in the cannabis industry.
Josh Gold
Mr. Gold was appointed to our Board in November 2022. Mr. Gold serves as a general partner of Inverness LLC and Blue Flag Partners LLC in Boston, MA. Mr. Gold was the co-founder and Chief Operating Officer of Three Bays Capital in Boston, MA. Previously, he was a Managing Director at Jefferies & Co., where he served as Head of Client Relationship Management and member of the Equity Operating Committee. Prior to Jefferies & Co., Mr. Gold served in various roles at Goldman Sachs & Co., Donaldson Lufkin & Jenrette, DeMatteo Monness LLC and Bear Stearns & Co. He recently served on the board of Urbn Leaf in San Diego, CA. Mr. Gold has served on the Board of Directors and Executive Committee of the Managed Funds Association (“MFA”) in Washington, D.C. He also served on the Investment and Finance committees at The Rivers School in Weston, MA. Mr. Gold is the co-Chairman of the Board of Directors of Team IMPACT and the co-founder of the Boston Investment Conference. He received a B.A. in Government & Law from Lafayette College in Easton, PA. Mr. Gold is qualified to serve as a director due to his experience in the financial services industry and his knowledge and experience in the cannabis industry.
Francis Perullo
Mr. Perullo is the co-founder of our Company and has served on our Board since May 2018. He currently serves as our Executive Vice President of Corporate Affairs since March 2024. Mr. Perullo previously served as our Strategic Advisor from May 2023 to March 2024, our President from February 2022 to May 2023, and our Interim Co-Chief Executive Officer from September 2022 to May 2023. In 2015, prior to co-founding our Company, Mr. Perullo founded the Novus Group, a consulting firm that advises government and commercial clients, and he currently serves as Principal. Prior to founding the Novus Group, Mr. Perullo founded and served as President of Sage Systems, one of the leading providers of web-based campaign management software, from 2002 to 2015. Mr. Perullo’s successful entrepreneurial career and deep knowledge of the cannabis industry and our Company make him qualified to as a director.
Director Independence
For purposes of this proxy statement, the independence of our directors is determined under the corporate governance rules of the New York Stock Exchange (the “NYSE”). While we are not listed on the NYSE, we believe NYSE rules represent corporate governance best practices and we believe our Board should follow best practices. The independence rules of the NYSE include a series of objective tests, including that an “independent” person will not be employed by us and will not be engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each person that no material relationship exists with us either directly or as a partner, stockholder or officer of an organization that has a relationship with us. It has been determined that three of our six directors are independent persons under the independence rules of the NYSE: Scott Swid, Josh Gold, and Samuel Brill.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions
To the knowledge of the Company, no director nominee set forth in this proxy statement:
(a) is, as of the date hereof, or has been, within 10 years before the date of this proxy statement, chief executive officer or chief financial officer of any company (including the Company) that, (i) was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer;
(b) is, as of the date hereof, or has been, within 10 years before the date of this proxy statement, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or
(c) has, within the 10 years before the date of this proxy statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director, state the fact.
Board Leadership Structure
The Company has separate Executive Chairman and Chief Executive Officer positions. The Company believes that its leadership structure is optimal for the Company at this time. This structure allows the Chief Executive Officer to focus on managing the Company’s business, while the Executive Chairman oversees the functioning of the Board. The Executive Chairman and Chief Executive Officer work closely together on Board matters.
Our Board’s designated Lead Independent Director is Samuel Brill, responsible for matters such as presiding over our independent director meetings. Directors are able to request at any time a meeting restricted to independent directors for the purposes of discussing matters independently of management and are encouraged to do so should they feel that such a meeting is required. Key responsibilities of our Lead Independent Director additionally include, among others, facilitating communications between the independent directors and the Executive Chairman, the Chief Executive Officer, and other members of management, and, if our Board determines that our Executive Chairman is conflicted with respect to a particular matter, presiding over meetings and discussions regarding such matter.
Contact with the Board of Directors

Stockholders may send communications to the entire Board, to a particular committee, or to an individual director. The mailing address is Ascend Wellness Holdings, Inc., 1411 Broadway, 16th Floor, New York, NY 10018, attention: Chief Legal Officer and Corporate Secretary. The letter should state that the sender is a current stockholder.
Board Role in Risk Oversight

The Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board focuses on the most significant risks facing our Company and our Company’s general risk management strategy. While the Board oversees the Company, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Board Meetings and Committees
Our Board has established (i) an audit committee (the “Audit Committee”) and (ii) a compensation and corporate governance committee (the “Compensation and Corporate Governance Committee”). The Board has adopted written charters for each of these committees which can be found in the “Investors” section of the Company’s website at https://awholdings.com. A brief description of each committee is set out below.
The Board held a total of five meetings during the year ended December 31, 2023. During 2023, each director attended 100% of the total number of meetings of the Board (held during the period for which they were a director) and 100% of the total number of meetings held by all committees of the Board on which they served (during the periods they served).

Name	Audit Committee	Compensation and Corporate Governance Committee
Abner Kurtin ⭐	✔	✔
Samuel Brill 🔹		👤
Scott Swid	👤
Josh Gold	✔	✔
John Hartmann
Francis Perullo
Total Meetings in 2023	3	5

Notes:
⭐	Executive Chairman	👤	Committee chair
🔹	Lead Independent Director	✔	Committee member
Board members are not required, but are expected to make every effort, to attend annual meetings of stockholders. Each of the directors serving at the time attended the virtual 2023 Annual Meeting of stockholders.
Audit Committee
The Audit Committee assists our Board in fulfilling its responsibilities for oversight of financial, audit and accounting matters. The Audit Committee reviews the financial reports and other financial information that we provide to regulatory authorities and our stockholders, as well as reviews our system of internal controls regarding finance and accounting, including auditing, accounting and financial reporting processes.
The members of the Audit Committee are:

Name	Independent(1)	Financially Literate(2)	Audit Committee Financial Expert(3)
Scott Swid (Chair)	✔	✔
Josh Gold	✔	✔	✔
Abner Kurtin		✔
Notes:
(1)A member of the Audit Committee is independent if they have no direct or indirect “material relationship” with us. A material relationship is a relationship which could, in the view of our Board, reasonably interfere with the exercise of a member’s independent judgment. Any of our executive officers, such as the President or Secretary, are deemed to have a material relationship with us.

(2)A member of the Audit Committee is financially literate if they have the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by our financial statements.
(3)A member of the Audit Committee is an audit committee financial expert if they meet the SEC definition of “audit committee financial expert.”
Each member of the Audit Committee has experience relevant to their responsibilities as an Audit Committee member. See “Director Biographies” for a description of the education and experience of each Audit Committee member.
Our audit committee operates under a written charter that satisfies applicable securities rules and regulations and the listing standards of the Canadian Securities Exchange (the “CSE”). The Audit Committee’s principal duties and responsibilities include assisting the Board in discharging the oversight of: (i) our internal audit function; (ii) the integrity of our consolidated financial statements and accounting and financial processes and the audits of our consolidated financial statements; (iii) compliance with legal and regulatory requirements; (iv) external auditors’ qualifications and independence; (v) the work and performance of financial management and external auditors; and (vi) system of disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance and risk management established by management and the Board. The Audit Committee has access to all books, records, facilities and personnel and may request any information about us as it may deem appropriate. It also has the authority to retain and compensate special legal, accounting, financial and other consultants or advisors to advise the Audit Committee.
Principal Accountant Fees and Services
Aggregate fees billed by our independent auditors, MGO, for the years ended December 31, 2023 and 2022 are detailed in the table below.

	Year Ended December 31,
	2023	2022
Audit Fees(1)	$856,569	$550,000
Audit-Related Fees(2)	—	5,000
Tax Fees(3)	223,308	311,580
All Other Fees	—	—
Total	$1,079,876	$866,580
Notes:
(1)“Audit Fees” are the aggregate fees billed by MGO in auditing the Company’s annual financial statements for the fiscal years ended December 31, 2023 and 2022.
(2)“Audit-Related Fees” are the aggregate fees billed by MGO for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements for the fiscal years ended December 31, 2023 and 2022 and are not reported under “Audit Fees” above.
(3)“Tax Fees” are fees for professional services rendered by MGO for tax compliance and planning.
Policy on Pre-Approval by our Audit Committee of Services Performed by Independent Auditors
Pursuant to the Audit Committee Charter, the Audit Committee has the responsibility to review and approve the fees charged by the external auditors for audit services, and to review and approve all services other than audit services to be provided by the external auditors, and associated fees. All engagements and fees for the fiscal year ended December 31, 2023 were pre-approved by the Audit Committee.

Compensation and Corporate Governance Committee
Our Compensation and Corporate Governance Committee consists of Samuel Brill, Abner Kurtin, and Josh Gold. Samuel Brill serves as the chair of our Compensation and Corporate Governance Committee. Samuel Brill and Josh Gold meet the requirements of a “non-employee director” pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our Compensation and Corporate Governance Committee is, among other things, be responsible for:
•reviewing and approving the goals and objectives relating to the compensation of our executive officers, including any long-term incentive components of our compensation programs;
•evaluating the performance of our executive officers in light of the goals and objectives of our compensation programs and determining each executive officer’s compensation based on such evaluation;
•reviewing and approving, subject, if applicable, to stockholder approval, our compensation programs;
•reviewing the operation and efficacy of our executive compensation programs in light of their goals and objectives;
•reviewing and assessing risks arising from our compensation programs;
•reviewing and recommending to the Board the appropriate structure and amount of compensation for our directors;
•reviewing and approving, subject, if applicable, to stockholder approval, material changes in our employee benefit plans;
•establishing and periodically reviewing policies for the administration of our equity compensation plans;
•identifying, evaluating and recommending qualified nominees to serve on our Board;
•considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;
•developing and making recommendations to our Board regarding corporate governance guidelines and matters and periodically reviewing such guidelines and recommending any changes; and
•overseeing annual evaluations of our Board’s performance, including committees of our Board and management.
Compensation Committee Interlocks and Insider Participation
Abner Kurtin, our Executive Chairman, served as a member of the Compensation and Corporate Governance Committee during the fiscal year ended December 31, 2023. There were no compensation committee “interlocks” during the year ended December 31, 2023 or to date in 2024, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, which had an executive officer serving as a director or member of the Company’s Compensation and Corporate Governance Committee.
Consideration of Director Nominees
We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Compensation and Corporate Governance Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each Board committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria applied by the Compensation and Corporate Governance Committee. The Compensation and

Corporate Governance Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating Board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Compensation and Corporate Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.
The Compensation and Corporate Governance Committee does not have a formal policy that addresses director candidates recommended by stockholders because the Board believes that its current director solicitation processes and stockholder engagement are sufficient to incorporate stockholder involvement without a formal policy. Additionally, the Compensation and Corporate Governance Committee will consider director candidates recommended by stockholders, and its process and criteria for considering such recommendations are no different than its process and criteria for screening and evaluating candidates suggested by directors, management of the Company, or third parties.
Code of Business Conduct and Ethics
Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior officers. The full text of our code of business conduct and ethics is posted on the investor relations page on our website. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act.
Trading Restrictions
All of our executives, directors and certain other employees are subject to our insider trading policy, which prohibits trading in our securities while in possession of material undisclosed information about us. Under this policy, such individuals are also prohibited from entering into hedging transactions involving our securities, such as short sales, puts and calls.
Family and Certain Other Relationships
There are no family relationships among the members of the Board or the members of senior management of the Company. There are no arrangements or understandings with major stockholders, customers, suppliers or others, pursuant to which any member of the Board or member of senior management was selected.

Proposal 2 - Ratification of Independent Registered Public Accounting Firm
The Audit Committee has appointed MGO as the independent registered public accounting firm of the Company, with MGO to hold that position until the close of the next annual meeting of the Company or until a successor is appointed. Stockholder ratification of the appointment of MGO as the Company’s independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the appointment of MGO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm, but it retains sole responsibility for appointing and terminating the independent registered public accounting firm.
The persons named in the form of proxy accompanying this proxy statement intend to vote “FOR” the ratification of the appointment of MGO as the independent registered public accounting firm of the Company for the ensuing year or until their successors are appointed, unless the stockholder has specified in the form of proxy that the shares of common stock represented by such proxy are to be withheld from voting in respect thereof. The Company expects that a representative of MGO will be present at the Meeting to answer questions and make a statement if they desire to do so.

EXECUTIVE OFFICERS
The following table identifies our executive officers as of March 4, 2024:

Name	Office Held	Officer Since	Age
Abner Kurtin	Executive Chairman	2018	57
John Hartmann	Chief Executive Officer	2023	60
Mark Cassebaum	Chief Financial Officer	2023	45
The biography of Mr. Cassebaum is set out below. Biographical information with respect to Messrs. Kurtin and Hartmann is provided above under “Director Biographies”.
Mark Cassebaum
Mr. Cassebaum was appointed as the Company’s Chief Financial Officer in November 2023. Mr. Cassebaum previously served as Executive Vice President of Finance and Planning of Centric Brands since April 2023. He also served at Bed Bath & Beyond as Senior Vice President - Finance and Operations from January 2022 to April 2023 and as Vice President and Chief Financial Officer of BuyBuy Baby from September 2020 to January 2022. Prior to Bed Bath & Beyond, Mr. Cassebaum has served as Vice President Finance and Operations for Delta Galil from December 2019 to September 2020 and in various capacities at Ralph Lauren since joining the company in 2010, including most recently as Vice President - Corporate Financial Planning and Analysis from 2017 to December 2019, and at UPS from 2002 to 2007. He received his MBA in Finance & Supply Chain Management and B.S. in Finance from Rutgers University.

EXECUTIVE COMPENSATION
Overview of Executive Compensation
The Board is authorized to review and approve annually all compensation decisions relating to our executive officers. In accordance with reduced disclosure rules applicable to emerging growth companies as set forth in Item 402 of Regulation S-K, this section explains how our compensation program is structured for our Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “named executive officers” or “NEOs”).
Our named executive officers for the fiscal year ended December 31, 2023 consisted of our principal executive officer, our next two most highly compensated executive officers, and two former executive officers who would have been included but for the fact that they were not serving as an executive officer at the end of the fiscal year, as summarized in the table below.

Name	Principal Position
Abner Kurtin	Executive Chairman
John Hartmann(1)	Chief Executive Officer
Mark Cassebaum(2)	Chief Financial Officer
Francis Perullo(3)	Former President and Interim Co-Chief Executive Officer
Daniel Neville(4)	Former Chief Financial Officer and Interim Co-Chief Executive Officer
Notes:
(1)Mr. Hartmann joined us as our Chief Executive Officer on May 15, 2023.
(2)Mr. Cassebaum joined us as our Chief Financial Officer on November 27, 2023.
(3)Mr. Perullo served as our President and Interim Co-Chief Executive Officer until May 15, 2023, and thereafter as our Strategic Advisor until March 29, 2024. Mr. Perullo currently serves as our Executive Vice President, Corporate Affairs.
(4)Mr. Neville served as our Chief Financial Officer and Interim Co-Chief Executive Officer until May 15, 2023, and thereafter as our Chief Financial Officer until his departure from the Company on November 10, 2023.
Summary Compensation Table
The following table shows the compensation earned by each of the Company’s named executive officers over the last two fiscal years. The compensation of the NEOs is paid and reported in U.S. dollars.

Name and Principal Position	Year	Salary ($)	Stock Awards(1)(2) ($)	Option Awards(1) ($)	Total ($)
Abner Kurtin(3)	2023	963,157	1,775,012	291,529	3,029,698
Executive Chairman	2022	293,632	1,976,198	599,390	2,869,220
John Hartmann(4)	2023	566,346	3,417,000	—	3,983,346
Chief Executive Officer
Mark Cassebaum(5)	2023	25,962	451,500	—	477,462
Chief Financial Officer
Francis Perullo	2023	750,000	1,061,667	174,917	1,986,584
Former President and Interim Co-Chief Executive Officer	2022	750,000	1,930,152	359,634	3,039,786
Daniel Neville(6)	2023	451,923	707,777	116,612	1,276,312
Former Chief Financial Officer and Interim Co-Chief Executive Officer	2022	500,000	704,269	239,756	1,444,025

Notes:
(1)The amounts reported as stock awards and option awards reflect aggregate grant date fair value of RSUs and options, respectively, computed in accordance with ASC Topic 718, Compensation—Stock Compensation. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the named executive officer. Assumptions used in the calculation of these amounts are included in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2023 and 2022.
(2)On August 9, 2021, the Board approved RSU grants (the “2021 RSU Grants”) to executive officers of the company, including Messrs. Kurtin, Perullo, and Neville. The 2021 RSU Grants vest in one-fourth increments on each of the first four anniversaries of the date the Company entered into executive employment agreements with such NEO. These values are calculated in accordance with ASC Topic 718, Compensation—Stock Compensation, which requires the value to be shown at the closing price as of the date of grant of $11.00 on August 9, 2021.
(3)In fiscal 2022, Mr. Kurtin elected to take $450,284 of his base compensation as Class A Common Shares to align incentives with investors and limit uses on cash.
(4)Mr. Hartmann joined us as our Chief Executive Officer on May 15, 2023.
(5)Mr. Cassebaum joined us as our Chief Financial Officer on November 27, 2023. Pursuant to the CFO Employment Agreement (defined below), in fiscal 2023 he received a one-time grant of 350,000 RSUs which shall vest 25% annually over a four year period.
(6)Mr. Neville resigned from the Company on November 10, 2023.
Narrative Disclosure to Summary Compensation Table
For the fiscal year 2023, our named executive officers participated in several compensation programs, as outlined in the table below.

Incentive Type	Reward Element	Time Horizon	Rationale
Fixed compensation	Base salary	Annual	Base salary provides a fixed level of competitive pay that fairly compensates the executive based on individual levels of responsibilities.
Variable compensation	Annual incentive plan	Annual	The annual incentive plan provides cash awards for the attainment of short-term operating, strategic and financial goals.
	Stock options	Four years	Stock options reward executives based on stock price growth over a multi-year timeframe and aligns their long-term interests with those of our stockholders.
	Restricted stock units (“RSUs”)	Four years	Time-based restricted stock both retains executives and aligns their long-term interests with those of stockholders.
Base Salary. Base salary is the fixed portion of each executive officer’s total compensation and is designed to fairly compensate the individual based on their level of responsibilities. The 2023 base salaries were established as part of each named executive officers’ employment agreement described below. In determining the appropriate base level of compensation for the named executive officers, weight was placed on the following factors: the particular responsibilities related to the position, salaries or fees paid by companies of similar size in the industry, level of experience of the executive and overall performance.

Base salaries for named executive officers in fiscal 2023 were as follows:

Name	Fiscal 2023 Base Salary ($)
Abner Kurtin	1,000,000
John Hartmann	950,000
Mark Cassebaum	450,000
Francis Perullo	750,000
Daniel Neville	500,000
Annual Incentive Plan. Our NEOs are (or were in the case of former executive officers) eligible to receive annual performance-based incentives through the Company’s annual incentive plan (“AIP”). For fiscal year 2023, payouts were exclusively formulaically established based on Company performance against pre-established financial goals approved by the Compensation and Corporate Governance Committee for officers serving at the Executive Vice President level and above. In 2023, the financial goals were based on Adjusted EBITDA (tied to 85% of payout) and revenue metrics (15%), with a payout reduction of 15% if positive operating cash flow was not achieved. Based on the assessment of performance as outlined above, the Compensation and Corporate Governance Committee determined a payout factor for each named executive officer to apply to their target incentive opportunity. The payout factor ranged from 0% to 150%, with the potential for no bonus, partial bonus at 50% payout for threshold performance, partial bonus at 65% for meeting mid-point performance of target, full bonus at 100% payout for target performance, overachievement bonus of 125% for mid-point over-performance, and a maximum bonus of 150% for overachievement of performance.
In determining each named executive officers’ payout factor for fiscal 2023, the Compensation and Corporate Governance Committee recognized the financial and operational milestones achieved this year. In particular, the Compensation and Corporate Governance Committee noted the following highlights from the year:
•Net revenue of $518.6 million for 2023, a 27.8% increase year-over-year.
•Adjusted EBITDA of $106.5 million for 2023, a 14.3% increase year-over-year.
•First full year generating positive cash from operations and positive free cash flow.
•Opened six dispensaries in the year: (i) New Bedford, Massachusetts, (ii) Grand Rapids, Michigan, (iii) Tinley Park, Illinois, (iv) Northlake, Illinois, (v) Piqua, Ohio, and (vi) Sandusky, Ohio, for a total of 35 active dispensaries at year-end.
•In April 2023, the Company acquired four dispensaries in Maryland, marking the Company’s entry to its seventh state. Soon after the purchase, the Company began adult-use in Maryland at the start of the program in July.
•Completed the initial build out of our Pennsylvania cultivation facility, which had its first harvest at the end of March 2023.
•During the year, the Company was the first multi-state operator in the United States to launch the ‘Cannabis Outlet Model’ in select markets, which has since been deployed this model in eight of its dispensaries.
•Sold more than 165,000 pounds of product wholesale, more than doubling pounds sold compared to prior-year. Full year gross wholesale revenue increased in all six wholesale markets compared to prior year.
•Simply Herb brand rose to the number one selling brand in Massachusetts. Ozone rose to number three selling brand in New Jersey and remained number three selling brand in Illinois. Overall, AWH brands were number four in all of the third-party wholesale markets in which the Company competes.
•Launched three new brands in the year, Royale, a super-premium brand; Tunnel Vision, a brand high in Tetrahydrocannabivarin (THCV); and Common Goods, a value-based flower brand.

Each named executive officers’ potential payout was based on a percentage of their salary. In January 2024, the Compensation and Corporate Governance Committee met and determined that the payout for Executive Vice Presidents and above for the annual incentive plan was to be 65% of target, paid in the form of 50% cash and 50% RSUs that vest one year from grant date. As such, the actual payouts for fiscal 2023 performance for named executive officers are as follows:

Name	Target as % of Base Salary	Target Payout ($)	Payout Factor	Calculated Payout ($)	Cash Paid ($)	RSUs Issued(1)
Abner Kurtin	100%	1,000,000	65%	650,000	325,000	325,000
John Hartmann	100%	950,000	65%	617,500	308,750	308,750
Mark Cassebaum(2)	—	—	—	—	—	—
Francis Perullo	100%	750,000	65%	487,500	243,750	243,750
Daniel Neville(3)	—	—	—	—	—	—
Notes:
(1)The number of RSUs issued was calculated based on a price of $1.31 per Class A Common Share, representing the 10-day VWAP of the Class A Common Shares quoted on the OTCQX as of January 31, 2023. The RSUs vest on February 6, 2025, one year from the grant date.
(2)Mr. Cassebaum will be eligible to participate in the Company’s AIP starting in the 2024 fiscal year.
(3)Mr. Neville resigned from the Company on November 10, 2023, resulting in his ineligibility to participate in the Company’s AIP for fiscal 2023 and forfeiting any previously unvested RSUs granted pursuant to the AIP as of his resignation date.
Changes to the 2024 Annual Incentive Plan. In January 2024, the Compensation and Corporate Governance Committee met and determined that the payout for Vice Presidents and above for fiscal 2024 performance would be based on the following financial metrics: Adjusted EBITDA (tied to 40% of payout), revenue (30%), and operating cash flow (30%). The payout factor was adjusted to a range of 0% to 125%, with the potential for no bonus, partial bonus at 25% payout for threshold performance, partial bonus at 50% for meeting mid-point performance of target, full bonus at 100% payout for target performance, and a maximum bonus of 125% for overachievement of performance.
Long-term Incentive Plan. We believe that regular equity-based long-term incentive awards align the interests of our named executive officers with our stockholders and focus our NEOs on our long-term growth. In fiscal year 2023, we granted an equal mix of stock options and RSUs under our long-term incentive plan (“LTIP”). In determining the equity vehicle mix, the Compensation and Corporate Governance Committee determined that awarding a mix of stock options and RSUs achieved a balance in linking NEO long-term compensation to Company performance. Options do not provide any value unless our stock price appreciates and focus and reward our NEOs for increasing our stock price. The value of restricted shares increases or decreases in the same way stockholders’ stock value increases or decreases and restricted shares are generally less dilutive to our stockholders than options.
Options and RSUs granted in 2023 vest in four equal annual installments on each of the first four anniversaries of the grant date, generally subject to the grantee’s continued employment as of each applicable vesting date. The options generally expire five years from grant date.

The LTIP grants to named executive officers in fiscal 2023 was as follows:

Name	Target as % of Base Salary	Target Payout ($)	RSUs Issued(1)	Options Issued(1)
Abner Kurtin	125%	1,250,000	644,330	644,330
John Hartmann(2)	—	—	—	—
Mark Cassebaum(3)	—	—	—	—
Francis Perullo	100%	750,000	386,599	386,599
Daniel Neville(4)	100%	500,000	257,732	257,732
Notes:
(1)The number of options and RSUs issued was calculated based on a price of $0.85 per Class A Common Share, representing the 10-day VWAP of the Class A Common Shares quoted on the OTCQX as of May 16, 2023.
(2)Mr. Hartmann will be eligible to participate in the Company’s LTIP starting in the 2024 fiscal year.
(3)Mr. Cassebaum will be eligible to participate in the Company’s LTIP starting in the 2024 fiscal year.
(4)Mr. Neville resigned from the Company on November 10, 2023, forfeiting any unvested RSUs and options granted pursuant to the LTIP as of his resignation date.
Outstanding Equity Awards at Fiscal Year End
The following table summarizes the total outstanding equity awards as of December 31, 2023 for the named executive officers.
Mr. Neville resigned from the Company on November 10, 2023, forfeiting any unvested equity awards as of his resignation date.
In March 2024, the Company and Mr. Kurtin executed an employee separation and release agreement, pursuant to which his outstanding 625,868 options and 1,184,467 RSUs, plus 1,096,492 RSUs representing Mr. Kurtin’s 2024 grant under the Company’s LTIP, vested in full on March 29, 2024.
In March 2024, the Company and Mr. Perullo executed an employee separation and release agreement, pursuant to which his outstanding 381,412 options and 898,181 RSUs, plus 657,895 RSUs representing Mr. Perullo’s 2024 grant under the Company’s LTIP, vested in full on March 29, 2024.
Unless stated otherwise, options and unvested RSUs were issued as part of the Company’s LTIP, which vest over four years. The options generally expire five years from grant date.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Abner Kurtin	8/9/2021	(2)					625,000	625,000	—	—
	3/15/2022		76,219	228,659	4.10	3/15/2027
	3/15/2023						114,330	114,330	—	—
	5/16/2023		—	644,330	0.85	5/16/2028
	5/16/2023						644,330	644,330	—	—
John Hartmann	6/30/2023	(3)					2,000,000	2,000,000	—	—
	8/8/2023	(3)					—	—	4,000,000	4,000,000
Mark Cassebaum	11/28/2023						350,000	350,000	—	—
Francis Perullo	8/9/2021	(2)					375,000	375,000	—	—
	3/15/2022		45,731	137,196	4.10	3/15/2027
	3/15/2022
	8/3/2022						281,250	281,250	—	—
	2/17/2023	(4)					436,047	436,047	—	—
	5/16/2023		—	386,598	0.85	5/16/2028
	5/16/2023						386,598	386,598	—	—
Notes:
(1)Based on a closing price of $1.00 per Class A Common Share on December 29, 2023, the last day of trading in fiscal year 2023.
(2)One-time grants of RSUs that vest in one-fourth increments on each of the first four anniversaries of the date the Company entered into executive employment agreements with such NEO.
(3)One-time grant of RSUs that vest in the following amounts: 1,000,000 of the RSUs to vest upon the one-year anniversary of issuance; 1,000,000 RSUs to vest upon the two-year anniversary of issuance; and the remaining 4,000,000 RSUs to vest upon the later to occur of (x) the date that is two years from the date of issuance and (y) the achievement of the Stock Price Condition (as defined in the CEO Employment Agreement). For purposes of vesting, the commencement date is May 19, 2023.
(4)Issued as part of the Company’s AIP.
Employment Agreements and Termination and Change of Control Benefits
The Company has entered into employment agreements with each of Messrs. Kurtin, Hartmann, and Cassebaum. A summary of each agreement is set forth below.
Abner Kurtin, Executive Chairman
Effective as of March 30, 2024, the Company entered into an employment agreement with Abner Kurtin (the “Executive Chairman Employment Agreement”). Pursuant to the Executive Chairman Employment Agreement, Mr. Kurtin will serve the Company as its Executive Chairman.
Pursuant to the Executive Chairman Employment Agreement, Mr. Kurtin will receive an annual base salary of $200,000. Additionally, the Executive Chairman Employment Agreement provides that, subject to the Board’s approval, Mr. Kurtin will receive an RSU award equal to $150,000, to vest in one-fourth increments quarterly for service in arrears. Mr. Kurtin will not be eligible to participate in the Company’s performance-based bonus program or LTIP, or be entitled to any severance benefits under the Executive Chairman Employment Agreement. Mr. Kurtin will not receive any additional compensation for his service as a member of the Board. The Executive Chairman Employment Agreement is at-will and provides for a fixed one-year term of employment.
John Hartmann, Chief Executive Officer
Effective as of May 15, 2023, the Company entered into an employment agreement with John Hartmann (the “CEO Employment Agreement”). Pursuant to the CEO Employment Agreement, Mr. Hartmann will serve the Company as its Chief Executive Officer and report to the Board. The Company also agreed to appoint Mr. Hartmann to the Board, and so long as he is serving as the Chief Executive Officer, the Company will nominate him for re-election to the Board.
Under the CEO Employment Agreement, Mr. Hartmann is entitled to receive a base salary of $950,000 per year (subject to any discretionary increase by the Board from time to time) and is eligible to earn an annual bonus based on the achievement of performance goals established by the Compensation and Corporate Governance Committee of the Board, with the target and maximum annual bonus opportunities equal to 100% and 150%, respectively, of the base salary. Additionally, the CEO Employment Agreement provides that, subject to the Board’s approval, Mr. Hartmann will receive a one-time grant of 6,000,000 RSUs, with 1,000,000 of the RSUs to vest upon the one-year anniversary of issuance and 1,000,000 RSUs to vest upon the two-year anniversary of issuance (together, the “Time-Based RSUs”). The remaining 4,000,000 RSUs (the “Performance-Based RSUs”) will vest upon the later to occur of (x) the date that is two years from the date of issuance and (y) the achievement of the Stock Price Condition (as defined in the CEO Employment Agreement). The Board approved the grant of the Time-Based RSUs and the Performance-Based RSUs on May 5, 2023.
Upon the consummation of a Change of Control Event (as defined in the CEO Employment Agreement) that occurs within two years, the number of Performance-Based RSUs minus the number of Time-Based RSUs shall vest. Upon the consummation of a Change of Control Event (as defined in the CEO Employment Agreement) that occurs after two years, all of the Time-Based RSUs and Performance-Based RSUs shall vest. Mr. Hartmann will also be eligible for an annual equity grant valued at 75% of his base salary. Upon Mr. Hartmann’s death or disability or termination by the Company for Cause (as defined in the CEO Employment Agreement), Mr. Hartmann shall be entitled to any base salary, vacation time and annual bonus from the prior year earned but not paid, a pro-rated annual bonus for the current year to be granted at the discretion of the Board and any unreimbursed business expenses (together, the “Final CEO Compensation”). Upon termination other than for Cause or Mr. Hartmann’s resignation for Good Reason, the Company shall pay Mr. Hartmann the Final CEO Compensation and an amount equal to the sum of the base salary, and he shall be entitled to one year of continued participation in the Company’s medical and dental insurance plans (the “Benefit Continuation”).
The severance benefits described above are subject to Mr. Hartmann’s (or his estate’s or legal representative’s, as applicable) execution and non-revocation of a general release of claims, as well as Mr. Hartmann’s compliance with the restrictive covenants set forth in the CEO Employment Agreement, including certain non-competition and non-solicitation restrictions during employment and for one year thereafter and to certain obligations relating to non-disparagement, confidentiality and intellectual property for an indefinite period (and the Company has a mutual non-disparagement obligation with respect to Mr. Hartmann).
Mark Cassebaum, Chief Financial Officer
Effective as of November 28, 2023, the Company entered into an employment agreement with Mark Cassebaum (the “CFO Employment Agreement”). Pursuant to the CFO Employment Agreement, Mr. Cassebaum serves the Company as its Chief Financial Officer and reports to the Company’s Chief Executive Officer.
Under the CFO Employment Agreement, Mr. Cassebaum is entitled to receive a base salary of $450,000 per year (subject to any discretionary increase by the Board from time to time) and is eligible to earn an annual bonus based on the achievement of performance goals established by the Compensation and Corporate Governance Committee of the Board, with the target equal to 100% of his base salary. In addition, the CEO Employment

Agreement provides that, subject to the Board’s approval, Mr. Cassebaum will receive a one-time inducement cash bonus of $135,000 and a one-time grant of 350,000 RSUs which shall vest 25% annually over a four year period. If Mr. Cassebaum resigns his employment without Good Reason or if his employment is terminated involuntarily by the Company for Cause (each as defined in the CFO Employment Agreement), in each case, prior to the first anniversary of his commencement date, Mr. Cassebaum shall repay such cash bonus to the Company.
Upon Mr. Cassebaum’s death or disability or termination by the Company for Cause (as defined in the CFO Employment Agreement), Mr. Cassebaum shall be entitled to any base salary, vacation time and annual bonus from the prior year earned but not paid, and any unreimbursed business expenses (together, the “Final CFO Compensation”). Upon termination other than for Cause or Mr. Cassebaum’s resignation for Good Reason (as defined in the CFO Employment Agreement), the Company shall pay Mr. Cassebaum the Final CFO Compensation and an amount equal to the sum of his base salary, with such amount payable in installments over the one year period after the termination date (provided that, if such termination occurs within 18 months after a Change of Control Event (as defined in the CFO Employment Agreement), then such amount will be paid in a lump sum), and he shall be entitled to the Benefit Continuation.
The severance benefits described above are subject to Mr. Cassebaum’s (or his estate’s or legal representative’s, as applicable) execution and non-revocation of a general release of claims, as well as Mr. Cassebaum’s compliance with the restrictive covenants set forth in the CFO Employment Agreement, including certain non-competition and non-solicitation restrictions during employment and for one year thereafter and to certain obligations relating to non-disparagement, confidentiality and intellectual property for an indefinite period (and the Company has a mutual non-disparagement obligation with respect to Mr. Cassebaum).

DIRECTOR COMPENSATION
Director Compensation Table
The Company’s policy with respect to director compensation was developed by the Board on recommendation of the Compensation and Corporate Governance Committee. The following table sets forth the compensation awarded, paid to, or earned by the directors of the Company during the most recently completed fiscal year. Directors of the Company who are also officers or employees of the Company are not compensated for service on the Board; therefore, no fees were payable to Messrs. Kurtin, Hartmann, Perullo, or Neville for their service as directors of the Company in 2023. Independent directors receive annual cash and equity grants for their service as a member of the Board pursuant to the Company’s non-employee director compensation policy, as described below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Total ($)
Scott Swid	100,000	132,920	232,920
Josh Gold(4)	100,000	292,920	392,920
Samuel Brill(5)	75,000	89,628	164,628
Notes:
(1)Paid in cash quarterly for service in arrears. The amounts reported do not include any reasonable out-of-pocket expenses incurred in connection with their services for which the Company reimburses each non-employee director.
(2)The amounts reported as stock awards reflect aggregate grant date fair value of RSUs computed in accordance with ASC Topic 718, Compensation—Stock Compensation. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the director. Assumptions used in the calculation of these amounts are included in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2023 and 2022.
(3)Messrs. Swid and Gold each received 30,000 RSUs that fully vested on May 1, 2023 for their service in the first quarter of 2023. All three independent directors of the Board received 46,300 RSUs that fully vested on July 26, 2023 for their service in the second quarter of 2023, 48,077 RSUs that fully vested on October 6, 2023 for their service in the third quarter of 2023, and 36,765 RSUs that fully vested on January 9, 2023 for their service in the fourth quarter of 2023.
(4)Mr. Gold was appointed as a director on November 23, 2022. In connection with Mr. Gold’s appointment to the Board, in fiscal 2023 he received (i) 125,000 RSUs, which will vest 50% on the one-year anniversary of the grant date and 50% on the two-year anniversary of the grant date; and (ii) a warrant to purchase 188,000 shares of Class A Common Shares at a strike price of $2.64 per share, exercisable immediately and expiring 30 months from the date of issuance.
(5)Mr. Brill was appointed as a director on May 15, 2023.
Non-Employee Director Compensation Policy
We have adopted a non-employee director compensation policy that is applicable to each of our non-employee directors. Pursuant to this non-employee director compensation policy, each non-employee director receives an annual retainer of $100,000 in cash in addition to an annual RSU award equal to $150,000. In addition, each non-employee director will be reimbursed for reasonable out-of-pocket expenses in connection with their services. No additional compensation is provided for a non-employee director’s service on a committee of the Board, as chair of such committee, or as Lead Independent Director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth certain information regarding the direct ownership of shares of common stock as of March 4, 2024 by: (i) each of the Company’s directors; (ii) each of the named executive officers; (iii) all of the Company’s current executive officers and directors as a group, and (iv) each person or entity known to us to own beneficially more than 5% of our common stock. Except as set out below, the Company is not aware of any person or entity who owns more than 5% of either outstanding Class A Common Shares or Class B Common Shares.
The number of shares beneficially owned and the percentage of shares beneficially owned are based on the following shares issued and outstanding as of March 4, 2024: (i) 209,420,011 shares of Class A Common Shares carrying a right to one vote per share and (ii) 65,000 shares of Class B Common Shares carrying a right to 1,000 votes per share.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares of stock subject to options that are exercisable within 60 days following March 4, 2024 are deemed to be outstanding and beneficially owned by the optionee or holder for the purpose of computing share and percentage ownership of that optionee or holder but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares of common stock shown as beneficially owned by them. The information concerning the beneficial ownership of our officers and directors is based solely on information provided by those individuals. Unless otherwise indicated, the address for the following stockholders is c/o Ascend Wellness Holdings, Inc., 1411 Broadway, 16th Floor, New York, NY 10018.

Beneficial Owner	Class A Common Shares		Class B Common Shares(1)		Percentage of Aggregate Voting Power
	Number Beneficially Owned	Percent Beneficially Owned	Number Beneficially Owned	Percent Beneficially Owned
Named Executive Officers and Directors
Abner Kurtin(2)	26,645,266	12.5%	50,629	77.9%	27.9%
Francis Perullo(3)	10,797,928	5.1%	14,372	22.1%	9.1%
Scott Swid	4,447,725	2.1%	—	—	1.6%
Samuel Brill(4)	3,390,710	1.6%	—	—	1.2%
Josh Gold(5)	1,301,052	*	—	—	*
Daniel Neville	305,698	*	—	—	*
John Hartmann	235,687	*	—	—	*
Mark Cassebaum	—	—	—	—	*
All current directors and executive officers as a group (7 total)	46,818,368	21.8%	65,000	100%	40.0%
5% Stockholders
AGP Partners, LLC(6)	27,578,175	13.2%	65,000	100%	33.7%
Millstreet Capital Management LLC(7)	18,564,003	8.9%	—	—	6.8%
Beehouse, LLC(8)	17,224,855	8.2%	—	—	6.3%
Notes:
*    Less than 1%.
(1)Each Class B Common Share is convertible at any time into one Class A Common Share at the option of the holder. In addition, each Class B Common Share will automatically convert into one Class A Common Share on May 4, 2026, the final conversion date. Each Class B Common Share will convert automatically into one Class A Common Share upon any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, including, without limitation, transfers for tax and estate planning purposes, so long as the transferring holder of Class B Common Share continues to hold exclusive voting and dispositive power with respect to any such transferred shares. Once converted into a Class A Common Share, a converted Class B Common Share will not be reissued, and following the conversion of all outstanding Class B Common Shares, no further Class B Common Shares will be issued.
(2)Includes 2,280,959 shares of Class A Common Shares underlying RSUs and 635,686 shares of Class A Common Shares issuable under stock options that have vested or that are scheduled to vest within 60 days of March 4, 2024. This also includes 16,979,882 shares of Class A Common Shares and 40,021 shares of Class B Common Shares held by AGP Partners, LLC (“AGP”), which is owned 61.6% by Mr. Kurtin. This also includes 4,500,758 shares of Class A Common Shares and 10,608 shares of Class B Common Shares held by AGP, which are owned 16.3% by various trusts from which Mr. Kurtin’s relatives are beneficiaries. With regard to both classes of common stock held by AGP, Mr. Kurtin has sole voting power over 100% of the shares, sole investment power over 61.6% of the shares, and shared investment power over 22.1% of the shares with Mr. Perullo. Mr. Kurtin is the sole member of AGP’s managing member, Brook Farm LLC.
(3)Includes 1,556,076 shares of Class A Common Shares underlying RSUs and 381,412 shares of Class A Common Shares issuable under stock options that have vested or that are scheduled to vest within 60 days of March 4, 2024. This also includes 6,097,534 shares of Class A Common Shares and 14,373 shares of Class B Common Shares held by AGP, which is 22.1% owned by Mr. Perullo. With regard to both classes of common stock held by AGP, Mr. Perullo has no voting power over any of the shares and shared investment power over 22.1% of the shares with Mr. Kurtin.
(4)Includes 188,000 shares of Class A Common Shares issuable pursuant to warrants with an exercise price of $2.64 which expire May 23, 2025. This also includes 912,310 shares of Class A Common Shares Mr. Gold indirectly holds through his ownership of two funds that are holders of Class A Common Shares (Mr. Gold owns 839,003 shares of Class A Common Shares through his 11.2% ownership of TBC 222, LLC, of which Mr. Gold is a limited partner, and 73,307 shares of Class A Common Shares through his 50.0% ownership of Seven Deuce, LLC). With regard to the shares held by Seven Deuce, LLC, Mr. Gold has shared voting power and shared investment power. With regard to the shares held by TBC 222, LLC, Mr. Gold has no voting power and no investment power; Mr. Gold disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(5)Includes 12,500 shares of Class A Common Shares issuable pursuant to warrants with an exercise price of $4.00 which expire October 9, 2025. This also includes 2,187,861 shares of Class A Common Shares held by Seventh Avenue Investments, LLC, of which Mr. Brill is the President and Chief Investment Officer, and 1,062,500 shares of Class A Common Shares issuable pursuant to warrants held by SAI with an exercise price of $4.00 which expire October 9, 2025. Mr. Brill disclaims beneficial ownership of the shares held by SAI.
(6)AGP Partners, LLC is owned 61.6% by Mr. Kurtin and 22.1% by Mr. Perullo. The remaining 16.3% is owned by various trusts from which Mr. Kurtin’s relatives are beneficiaries. With regard to both classes of common stock, Mr. Kurtin has sole voting power over 100% of the shares and sole investment power over 61.57% of the shares. Mr. Kurtin shares investment power over 22.1% of the shares with Mr. Perullo. Mr. Kurtin is the sole member of AGP’s managing member, Brook Farm LLC. The address of AGP Partners, LLC is 1111 Lincoln Road, Suite 515, Miami Beach, FL 33139.
(7)This information is based solely on a Schedule 13G filed by Millstreet Capital Management LLC with the SEC on February 14, 2024, which reported ownership as of December 31, 2023 (the “Millstreet 13G”). According to the Millstreet 13G, Millstreet Capital Management LLC has shared voting power and shared dispositive power with respect to 18,564,003 Class A Common Shares. The address of Millstreet Capital Management LLC is 545 Boylston Street, 8th Floor, Boston, MA 02116.
(8)This information is based solely on a Schedule 13G/A filed by Beehouse, LLC with the SEC on February 14, 2024, which reported ownership as of December 31, 2023 (the “Beehouse 13G”). According to the Beehouse 13G, Beehouse, LLC has shared voting power and shared dispositive power with respect to 17,224,855 Class A Common Shares, Beehouse Manager, LLC has shared voting power and shared dispositive power with respect to 17,224,855 Class A Common Shares, Beehouse Partners, LP has shared voting power and shared dispositive power with respect to 13,399,855 Class A Common Shares, Beehouse Partners GP, LLC has shared voting power and shared dispositive power with respect to 13,399,855 Class A Common Shares, and Gregory Heyman has shared voting power and shared dispositive power with respect to 17,224,855 Class A Common Shares (collectively, the “Beehouse Entities”). The address of each of the Beehouse Entities is 152 W 57th Street, 48th Floor, New York, NY 10019.

INTEREST OF MANAGEMENT & OTHERS IN MATERIAL TRANSACTIONS
Since May 15, 2018, the date of formation of the Company, other than employment and executive compensation matters described under “Executive Compensation” and the transactions described below, there have been no transactions or loans between us and:
•enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, us;
•associates, meaning unconsolidated enterprises in which we have a significant influence, or which have significant influence over us;
•individuals owning, directly or indirectly, an interest in the voting power of us that gives them significant influence over our us, and close members of any such individual’s family;
•key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of ours, including directors and senior management of us and close members of such individuals’ families; and
•enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in the third or fourth bullets above or over which such a person is able to exercise significant influence, including enterprises owned by directors or major stockholders of us and enterprises that have a member of key management in common with us.
Related Party Transaction Policy
Our Board has adopted a Related Party Transactions Policy, which requires that employees, officers and directors report to the Chief Financial Officer any activity that would cause or appear to cause a conflict of interest on their part.
Under the Related Party Transactions Policy, a related party transaction includes any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which:
•we or any of our subsidiaries are or will be a participant;
•the aggregate amount involved will be or may be expected to exceed $120,000 in any fiscal year; and
•any related party has or will have a direct or indirect material interest.
Related parties include any person who is or was (since the beginning of the last fiscal year, even if such person does not presently serve in that role) an executive officer, director or nominee for director of the Company, any stockholder owning more than 5% of any class of our voting securities or an immediate family member, as defined in the Related Party Transactions Policy, of any such person.
Pursuant to the Related Party Transactions Policy, any potential related party transaction that requires approval will be reviewed by the Compensation and Corporate Governance Committee, and the Compensation and Corporate Governance Committee will consider such factors as it deems appropriate to determine whether to approve, ratify or disapprove the related party transaction. The Compensation and Corporate Governance Committee may approve the related party transaction only if it determines in good faith that, under all of the circumstances, the transaction is in the best interests of us and our stockholders.
Transactions with Related Parties
In May 2022 the Company issued a secured promissory note to a retail dispensary license holder in Massachusetts providing up to $3.5 million of funding (the “Massachusetts Note”). The Massachusetts Note originally accrued interest at a fixed annual rate of 11.5% as part of the note balance and principal was due monthly following the opening of the borrower’s retail dispensary. The Massachusetts Note was amended in December 2023 to revise the funding and repayment terms and to increase the interest rate to 12.5% per annum, which is to be paid monthly beginning in January 2024. The total principal balance was revised to a maximum of $3.5 million and the final funding payment was made in December 2023. As amended, principal is to be repaid monthly commencing in December 2024, based on a period of twenty-four months, with the remainder due at the December 1, 2025 revised maturity date. During fiscal 2023 the largest aggregate amount of principal and interest outstanding under the Massachusetts Note was approximately $3.5 million and no principal and interest was paid on the note. As of December 31, 2023, a total of $3.5 million was outstanding under the Massachusetts Note. The borrower may prepay the outstanding principal amount, plus accrued interest thereon. Borrowings under the Massachusetts Note are secured by the assets of the borrower. The borrower is partially owned by an entity that is managed, in part, by Abner Kurtin, our Executive Chairman. Additionally, the Company transacts with the borrower, as a retail dispensary, in the ordinary course of business.
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
No director, director nominee, executive officer, nor any of their respective associates or affiliates, is or has been indebted to the Company or its subsidiaries since the beginning of the Company’s most recently completed financial year.
AUDIT COMMITTEE REPORT
In the course of providing its oversight responsibilities regarding the Company’s financial statements for the year ended December 31, 2023, the Audit Committee reviewed and discussed the audited financial statements, which appear in our Annual Report on Form 10-K, with management and Macias Gini & O’Connell LLP, our independent auditor. The Audit Committee reviewed accounting principles, practices and judgments as well as the adequacy and clarity of the notes to the financial statements.
The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent auditor that auditor’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2023. The Audit Committee and the Board have also recommended the appointment of Macias Gini & O’Connell LLP as independent auditors for the Company for the fiscal year ending December 31, 2024.
Submitted by the Audit Committee Members:
Scott Swid, Chair
Josh Gold
Abner Kurtin
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
STOCKHOLDER PROPOSALS
Proposals of stockholders to be considered for inclusion in the proxy materials for our 2025 annual meeting of stockholders (the “2025 Meeting”) pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to the Corporate Secretary at Ascend Wellness Holdings, Inc., 1411 Broadway, 16th Floor, New York, NY 10018,

and must be received no later than December 3, 2024. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.
In addition, our bylaws include advance notice provisions that require stockholders wishing to bring nominations for directors or other business before an annual meeting to provide proper notice in accordance with the terms of the advance notice provisions. The bylaws’ advance notice provisions do not apply if the stockholder only seeks to include such matters in the proxy statement pursuant to Rule 14a-8.
Our bylaws’ advance notice provisions require that, among other things, stockholders give timely written notice to the Corporate Secretary regarding such nominations or other business and provide the information and satisfy the other requirements set forth in the bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2025 Meeting other than pursuant to Rule 14a-8 must provide the information set forth in the bylaws to the Corporate Secretary no earlier than January 17, 2025 and no later than February 16, 2025. However, in the event that the date of the 2025 Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the Meeting, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the 2025 Meeting and not later than the later of the close of business on the later of the 90th day prior to the 2025 Meeting or the tenth day following the day on which public announcement of the date of the 2025 Meeting is first made by the Company. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 4, 2025. However, in the event that the date of the 2025 Meeting is advanced or delayed by more than 30 days from the anniversary date of the Meeting, in order to be timely, notice by the stockholder must be so delivered not later than the close of business on the later of the 60th day prior to the 2025 Meeting or the 10th day following the day on which public announcement of the date of the 2025 Meeting is first made by the Company.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
OTHER MATTERS
We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the Meeting. If, however, any other business is properly brought before the Meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.
PRINCIPAL EXECUTIVE OFFICE
Our principal executive office is located at 1411 Broadway, 16th Floor, New York, NY 10018.
ADDITIONAL INFORMATION
Additional information relating to the Company is available under the Company’s profile on SEDAR+ at www.sedarplus.ca and on the SEC’s website at www.sec.gov. Financial information is provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, a copy of which may be obtained under the Company’s profile on SEDAR+ at www.sedarplus.ca, its profile on the SEC’s website at www.sec.gov, or upon written request to the Corporate Secretary at Ascend Wellness Holdings, Inc., 1411 Broadway, 16th Floor, New York, NY 10018.

AWH **Ascend Wellness Holdings Inc.**

ODYSSEY
Trader's Bank Building
702, 67 Yonge Street
Toronto ON M5E 1J8

Form of Proxy – Annual Meeting to be held on May 3, 2024

Appointment of Proxyholder
I/We being the undersigned holder(s) of **Ascend Wellness Holdings, Inc.** (the "Company") hereby appoint **John Hartmann** or failing this person, **Denise Pedulla**

OR

Print the name of the person you are appointing if this person is someone other than the Nominees listed herein:

as my/our proxyholder with full power of substitution and to attend, act, and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the **Annual Meeting** of **Ascend Wellness Holdings, Inc.** to be held virtually at https://web.lumiconnect.com/226260758 on Friday, May 3, 2024 at 11:00 a.m. (Eastern Time) or at any adjournment or postponement thereof.

1. **Election of Directors.**	For	Withhold		For	Withhold		For	Withhold
a. **Abner Kurtin**	☐	☐	b. **Francis Perullo**	☐	☐	c. **Scott Swid**	☐	☐
d. **Josh Gold**	☐	☐	e. **Samuel Brill**	☐	☐	f. **John Hartmann**	☐	☐

	For	Against	Abstain
2. **Appointment of Auditor.** To ratify the appointment of Macias Gini & O'Connell LLP as the independent registered public accounting firm of the Company.	☐	☐	☐

Authorized Signature(s) – This section must be completed for your instructions to be executed.

I/we authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, **this Proxy will be voted as recommended by the Company's Board of Directors. In the absence of specific directions, the proxy will be voted FOR the election of each of the nominee directors in proposal 1 and FOR proposal 2.**

Signature(s):

Date

MM / DD / YY

Quarterly Reports – Check the box to the right if you would like to receive Quarterly Reports on Form 10-Q by mail. See reverse for instructions to sign up for delivery by email. ☐

Annual Report – Check the box to the right if you would like to **RECEIVE** the Annual Report on Form 10-K by mail. See reverse for instructions to sign up for delivery by email. ☐

INSTEAD OF MAILING THIS PROXY, YOU MAY SUBMIT YOUR PROXY USING SECURE ONLINE VOTING AVAILABLE ANYTIME PRIOR TO 12:00 P.M. (EASTERN TIME), ON TUESDAY, APRIL 30, 2024:

This form of proxy is solicited by and on behalf of Management. Proxies must be received by 12:00 p.m. (Eastern Time), on Tuesday, April 30, 2024.

Notes to Proxy

1. Each holder has the right to appoint a person, who need not be a holder, to attend and represent them at the Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided on the reverse.
2. If the securities are registered in the name of more than one holder (for example, joint ownership, trustees, executors, etc.) then all of the registered owners must sign this proxy in the space provided on the reverse. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.
3. This proxy should be signed in the exact manner as the name appears on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.
6. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

To Vote Your Proxy Online please visit:

https://vote.odysseytrust.com

You will require the CONTROL NUMBER printed with your address to the right.

You can attend the meeting virtually by visiting https://web.lumiagm.com and entering the meeting ID 226-260-0758. For further information on the virtual AGM and how to attend it, please view the management information circular of the company. The Meeting Password will be: "ascend2024" case sensitive.

If you vote by Internet, do not mail this proxy.

To request the receipt of future documents via email and/or to sign up for Securityholder Online services, you may contact Odyssey Trust Company at https://odysseytrust.com/ca-en/help/.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. A return envelope has been enclosed for voting by mail.